Exhibit 7.1

Report Regarding Item 2(a)-(c) and (f) regarding executive officers, directors and controlling persons.


         (a) Hans Joachim Skrobanek

         (b) residential address: Wiesbaddenerstrasse 14a, Berlin, Germany 12309

         (c) President and Director of Advanced Technology Industries, Inc.

         (f) Mr. Skrobanek is a resident of Germany.


         (a) Hans Joachim Schuerholz

         (b) residential address: Scheunenhofstrasse 2, Dresden, Germany 01097

         (c) legal advisor to real estate development and brokerage company; director of Advanced Technology Industries, Inc.

         (f) Dr. Schuerholz is a resident of Germany.


         (a) Jacques Saunder

         (b) residential address: 150 West End Avenue, Apt. 20-L, New York, N.Y. 10023

         (c) retired; director of Advanced Technology Industries, Inc.

         (f) Mr. Saunder is a resident of the State of New York, United States.


         (a) James Samuelson

         (b) residential address: 615 15th Street, Nevada, IA 50201.

         (c) Vice President, Chief Financial Officer, and Secretary of Advanced Technology Industries, Inc. and Chief Financial Officer of Nurescell, Inc.

         (f) Mr. Samuelson is a resident of the State of Iowa, United States.

         (a) Peter Goerke

         (b) residential address: Friedrich-Ebert-Strasse 14A, Altlandsberg, Germany 15345

         (c) Vice president of Advanced Technology Industries, Inc.

         (f) Mr. Goerke is a resident of Germany.


         (a) Kurt Seifman

         (b) residential address: 5 West 86th Street, New York, N.Y. 10024

         (c) Chairman of the Board of ERBC Holdings Limited.

         (f) Mr. Seifman is a resident of the State of New York, United States.


         (a) ERBC Holdings Limited

         (b) c/o Finbar F. Dempsey & Company, Cockburn House, Market Street, P.O. Box 70, Grand Turk, Turks and Caicos Islands, British West Indies.

         (c) Merchant banking company.

         (f) ERBC Holdings Limited is incorporated in the British Virgin
Islands.